UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

FORCEFIELD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

245 Park Avenue, 39th Floor New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

(212) 672-1786
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On April 25, 2014 (the “Closing Date”), ForceField Energy Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 17th Street ALD Management Corporation, a Delaware corporation (“ALD”) and the holders (the “Sellers”) of all of ALD’s outstanding preferred stock and common stock (the “ALD Outstanding Equity”).  Under the Purchase Agreement, the Sellers sold to the Company all ALD Outstanding Equity.  In exchange for the sale of the ALD Outstanding Equity, the Company paid to the Sellers the following consideration:

A.	$5,000,000 in Minimum Purchase Consideration

(i)	$2,500,000 in cash (less the $50,000 advance paid by the Company in connection with the March 26, 2014 Letter of Intent entered into by the parties);
(ii)	289,529 unregistered shares of the Company’s common stock (the “Share Consideration”);
(iii)	an aggregate of $1,000,000 in senior secured promissory notes delivered to the Sellers (the “Seller Notes”);

B.	Contingent Earnout Consideration

(i)
up to $2,000,000 in contingent cash and common stock payments (the “Earnout Payments”) over the three year period following the Closing Date, which Earnout Payments shall be due on the achievement of certain revenue and EBITDA targets set forth in the Purchase Agreement; and

C.	Post- Closing Payments to Sellers from Excess Working Capital on ALD’s Closing Balance Sheet

(i)
$1,200,000 in cash collected from accounts receivables (the “AR Payments”) carried on ALD’s Balance Sheet, as of the Closing Date, which AR Payments, subject to certain adjustment, are due and payable from time to time on and after the Closing Date upon collection of such receivables.  At the Closing Date, ALD’s Balance Sheet reflected approximately $2.1 million in working capital, which was comprised of cash, accounts receivable and inventory, less accounts payable, accrued liabilities and other liabilities.

As a result of the Purchase Agreement, ALD became the Company’s wholly-owned subsidiary (the “Acquisition”). Following the Acquisition, the Company expanded its LED Lighting Distribution business segment to include the lighting consultation and installation business of ALD.  ALD is a California-based commercial lighting contractor that offers its clients lighting retrofit projects for commercial buildings and warehouses that are aimed to pay for themselves, over time, with the energy savings the retrofitting project produces.  ALD has over 20,000 installed customers and standing relationships with many of the major California utility companies and other companies or organizations, such as hotels, schools, factories, office buildings, shopping malls and auto dealerships.

In connection with the issuance of the Share Consideration, the Sellers entered into a Lock-Up Agreement (the “Lockup Agreement”).  Pursuant to the Lockup Agreement, the Sellers agreed to refrain from the sale or transfer of the Share Consideration for a period of 12 months (the “Lock Up Period”).  After the Lock Up Period, the Sellers agreed to refrain from the sale or transfer of more than 16 2/3% of the Share Consideration per month for a period of 6 months.  Furthermore, with respect to any shares (the “Earnout Shares”) of the Company’s common stock issued as Earnout Payments, the Seller agreed to refrain from the sale or transfer of the Earnout Shares for 6 months after the issuance of such Earnout Shares.

In connection with the Purchase Agreement, the Company issued an aggregate of $1,000,000 of Seller Notes to the Sellers.  The Seller Notes are due one year from their issuance, April 25, 2015, are not convertible, and accrue interest at a rate of 5% per annum.  The Seller Notes are secured by a first priority security interest in all assets of ALD under a Security Agreement, dated April 25, 2014 (the “Security Agreement”).  In addition to the Security Agreement, in order to provide additional security to holders of the Seller Notes for the payment and performance of the Seller Notes, the Company entered into a Pledge Agreement, dated April 25, 2014 (the “Pledge Agreement”), pursuant to which the Company pledge all of its rights and title to ALD and any distributions from ALD until the Seller Notes are paid in full.

As of the date of the Purchase Agreement, and currently, there are no material relationships between the Company or any of the Company’s affiliates and ALD, other than in connection with the transactions under the Purchase Agreement.

The foregoing description of the Purchase Agreement, the Seller Notes, the Lockup Agreement, the Security Agreement and the Pledge Agreement, do not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, the Seller Notes, the Lockup Agreement, the Security Agreement and the Pledge Agreement, a copy of which is filed as exhibits hereto and incorporated herein by reference.

Item 2.01                Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02                Results of Operations and Financial Conditions

On April 28, 2014, the Company released a press release announcing the Acquisition, ALD’s unaudited 2013 revenues and announcing it revenues guidance for 2014, after giving effect to the Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of all securities in connection with the Acquisition was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was conducted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts sales of securities by an issuer not involving a public offering.

Item 7.01                Regulation FD Disclosure

The information provided in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Item 2.02 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                Financial Statements and Exhibits

(a)
Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed

(b)
Pro Forma Financial Information.   The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be file

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.01	Stock Purchase Agreement
4.01	Form of Senior Secured Promissory Note
10.1	Form of Security Agreement
10.2	Form of Pledge Agreement
10.3	Form of Lock Up Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY, INC.

Date: April 29, 2014	By:	/s/ David Natan
Name: David Natan
Title: Chief Executive Officer